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                                                                    EXHIBIT 3.24

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               VIDEO DIGEST, INC.

     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

          First: The name of the corporation is:

                               VIDEO DIGEST, INC.

          Second: The corporation hereby amends its Certificate of Incorporation as follows:

             Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

                "FIRST: The name of the corporation is

                             STAR EDITORIAL, INC."

          Third: The amendment affected herein was authorized by the consent in writing, setting forth the action so taken, unanimously signed by the holders of all the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this twenty-second day of June, 1990.

                                          VIDEO DIGEST INC.

                                          /s/ MANYARD RABINOWITZ
                                          --------------------------------------
                                          MANYARD RABINOWITZ, Vice-President

ATTEST:

/s/ ANNA BLANCO
---------------------------------------------------------
ANNA BLANCO, Ass't. Secretary
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                          CERTIFICATE OF INCORPORATION

                                       OF

                               VIDEO DIGEST, INC.

     FIRST: The name of the corporation is:

                               VIDEO DIGEST, INC.

     SECOND: The address of its registered office in the State of Delaware is 4305 Lancaster Pike, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The nature of the business of purpose to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          To conduct a general publishing business, and, in connection therewith, to engage in writing, editing, printing, publishing, distributing and dealing in one or more magazines, periodicals, circulars, letters, pamphlets, advertising, data bases and information products of every kind.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) shares of common stock, all of which are without par value. All such shares are of one class.

     FIFTH: The name and mailing address of the incorporator is as follows:

                          NAME                                 MAILING ADDRESS
                          ----                                 ---------------
Jerome S. Traum..........................................  Janklow & Traum 598
                                                           Madison Avenue New York,
                                                           New York 10022

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation.

          (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the directors or stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the
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creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: No director shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director other than liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of this Title, or (iv) for any transaction from which the director derived and improper personal benefit.

     TENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it my indemnify pursuant thereto.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned, the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 8th day of August, 1986.

                                          /s/ JEROME S. TRAUM
                                          --------------------------------------
                                          Jerome S. Traum

STATE OF NEW YORK  )
COUNTY OF NEW YORK )  ss.:

     BE IT REMEMBERED that on this 8th day of August, A.D. 1986, personally came before me, a notary public for the State of New York, JEROME S. TRAUM, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledge the said certificate to be his act and deed and that the facts therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                          /s/ SAMUEL R. NEWBORN
                                          --------------------------------------
                                          Notary Public

(Notarial Seal)

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